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                                                                 EXHIBIT 10.13.2



                                SECOND AMENDMENT

       This Second Amendment (the "Amendment") is made and entered into as of the 29th day of June, 1994, by and between ZML - Sterling Plaza Limited Partnership ("Landlord") by its agent, Equity Office Properties, Inc., and Brigham Oil & Gas, Inc., L.P., a Delaware Limited Partnership ("Tenant").

                                   WITNESSETH

A. WHEREAS, Landlord and Tenant are parties to that certain lease dated the 21st day of May, 1992 currently containing approximately 15,017 rentable square feet of space, described as Suite Nos. 1616 and 1025 on the 16th floor of the building commonly known as Sterling Plaza and the address of which is 5949 Sherry Lane, Dallas, Texas (the "Building"), which lease has been previously amended or assigned by instruments dated April 1, 1993, May 12, 1993 and April 8, 1994 (collectively, the "Lease"); and

B. WHEREAS, Tenant and Landlord mutually desire that the Lease be amended on and subject to the terms and conditions hereinafter set forth;

       NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

       I. AMENDMENT. Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions:

       A. The Expansion Effective Date pursuant to Paragraph I.A. of the First Amendment is hereby amended to May 9, 1994.

       B. Notwithstanding anything to the contrary contained in Paragraph II.B. of the First Amendment, Tenant shall pay Landlord monthly installments of Base Rental with respect to the Expansion Space as follows:

              (i) One (1) installment of $3,401.44 payable on or before the first day of the month during the period beginning May 9, 1994 and May 31, 1994.

              (ii) Thirty-six (36) equal installments of $4,584.15 each payable on or before the first day of each month during the period beginning June 1, 1994 and ending May 31, 1997.

       II. EFFECTIVE DATE. This Amendment shall become effective as of May 1, 1994 (the "Effective Date") and shall continue in effect until otherwise amended by the parties in writing or until expiration of this Second Amendment.

       III.   MISCELLANEOUS.

              A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

              B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

              C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

              D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant.
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              Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

              E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

              F.     Deleted.

       IV.    LIMITATION OF LIABILITY.

              Notwithstanding anything to the contrary contained in this lease, the Liability of Landlord (and of any successor Landlord hereunder) to Tenant shall be limited to the interest of Landlord in the building, and Tenant agrees to look solely to Landlord's interest in the building for the recovery of any judgement or award against the Landlord, it being intended that Landlord shall not be personally liable for any judgement or deficiency. Tenant hereby covenants that, prior to the filing of any suit for an alleged default by Landlord hereunder, it shall give Landlord and all mortgagees whom Tenant has been notified hold mortgages or deed of trust liens on the property, building or premises notice and the same amount of time as Landlord has under the Lease to cure such alleged default by Landlord. In addition, Tenant acknowledges that Equity Office Properties, Inc. is acting solely in its capacity as agent for Landlord and shall not be liable for any obligations, liabilities, losses or damages arising out of or in connection with this lease, all of which are expressly waived by Tenant.

       IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.


ATTESTATION                              LANDLORD: ZML - Sterling Plaza Limited
                                                   Partnership

                                         BY: EQUITY OFFICE PROPERTIES INC.,
                                             as Agent

                                         By:    /s/ Randy S. Bessolo
                                            ------------------------------------

   /s/ Karen Mikos                       Name:   Randy S. Bessolo
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   Karen Mikos                           Title:  Asst. VP - Asset Mgmt.
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                                         TENANT: Brigham Oil & Gas, L.P. a
                                                 Delaware Limited Partnership

  /s/ Christine J. Bowman                By:    /s/ Anne L. Brigham
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 Christine J. Bowman                     Its:   Anne L. Brigham
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Administrative Assistant